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                                  Exhibit 10.6

                      TERMINATION AND SETTLEMENT AGREEMENT

This Termination and Settlement Agreement (the "Agreement") is entered into by and among Prestige Travel Services II, Inc. and Affinity International Travel Systems, Inc. (collectively "Affinity"), Travel Systems International; Inc. ("TSF") and Kenneth B. Wiggins ("Wiggins").

                                    RECITALS

      A. Effective the 5th day of April, 1999, Affinity entered into a management agreement (the "Management Agreement") with TSI.

      B. Effective the 5th day of April, 1999, Affinity entered into an employment agreement (the "Employment Agreement") with Kenneth B. Wiggins ("Wiggins").

      C. TSI is a Florida corporation owned by Wiggins as to which Affinity acquired an option to purchase as part of the Management Agreement.

      D. A feature of the understanding among the parties includes an agreement to account, each to the other, for income and expenses, which predated and postdated the effective date of the Management Agreement. For ease of reference and for purposes of this Agreement only TSI shall be referred to as "Old TSI" for the period of time predating April 5, 1999 and post-dating August 29, 1999 and as "New TSI" for the period including April 5, 1999 through August 29, 1999.

      E. The parties to this Agreement (collectively, the "Parties") have agreed to amicably resolve their differences and to settle all existing disputes among them, or have otherwise joined in this Agreement, on the terms and conditions set forth below.

      NOW, THEREFORE, for the representations, convenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties stipulate and agree as follows:

      1. RECITALS AND EXHIBITS. The Parties acknowledge that the facts set forth in the Recitals are true, correct and are an integral part of this Agreement.

      2. TERMINATION. The parties stipulate and agree that the Management Agreement and the Employment Agreement are terminated and of no further force and effect. All rights and obligations existing thereunder are superseded by this Agreement and any rights now existing by and among the parties are described herein.

      3. ACCOUNTING. The parties agree to appoint Peggy Elmer to serve as their mutual accountant for purposes of this agreement. Ms. Elmer shall be charged with the responsibility of conducting an accounting of the income and expenses of TSI. The purpose of the accounting is to properly allocate income and expenses attributable to Old TSI and to New TSI such that on the completion of her work a determination can be made of any sums which


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may be owing by one party to the other. The operative understanding is that
Wiggins and TSI are entitled to receive the income generated by Old TSI and are responsible for the expenses incurred by Wiggins and Old TSI--Affinity is entitled to the income generated by the activities of Wiggins and New TSI and is responsible for the expenses incurred in the ordinary course of business by New TSI. The Accounting shall be paid for by Affinity and shall be conducted in accordance with generally accepted accounting principles, except as expressly modified by the parties. The Accounting shall produce a net number including the following components:

            A. the balance of the inter company account, representing income and expenses received or paid by one company on behalf of the other company as of the most recent financial statement (expected to be received during the week of September 13, 1999); and

            B.    a credit to Wiggins and Old TSI of $9,000; and

            C. a credit to Wiggins and Old TSI for 20% of the gross income - after an accrual of $7,000 for August independent agent commissions - earned by New TSI (representing the 80/20 split contemplated by the Management Agreement); and

            D.    a credit to Wiggins of $500 (credit for start-up expenses)

Upon the completion of the Accounting, the party shown as owing funds shall pay them to the party shown as entitled to funds within 5 days from the rendition of the Accounting. The Accounting shall be incontestable, binding and absolutely final so long as it includes each of the components described in Section 2 A-D of this Agreement. Any party shall be entitled to consult with Ms. Elmer and provide any input deemed important; all parties shall fully cooperate with the conduct of the Accounting. The parties to this Agreement also agree to indemnify Ms. Elmer from any claims which may arise as a result of her undertaking and shall execute such further documents as may be necessary to reflect this commitment to Ms. Elmer as she may require. Regarding any income received which post-dates the Accounting, Wiggins may retain all income pertaining to Old TSI; income belonging to New TSI will be deposited directly into the "SunStyle" account (deposit slips will be supplied); income received which relates to both Old TSI and New TSI will be deposited into the recipient's account and the portion owing to the other party shall be remitted within 3 business days.

      4. FORGIVENESS OF THE $10,000 NOTE. Incident to the dealings among the parties Affinity made a loan to Wiggins in the amount of $10,000. The Note evidencing that indebtedness including all unpaid principal and accrued interest, if any, is hereby forgiven.

      5. MOVING EXPENSES TRANSITION. Affinity shall pay certain moving expenses of TSI to assist with the move of TSI to a location within the City of St. Petersburg. Affinity shall bear the expense of moving the equipment known as the "Amedeus" equipment and the TSI filing cabinets and furnishings located in the offices of Affinity. These expenses will be paid directly by Affinity. Affinity shall have no other responsibility for the payment of transition expenses relating to the separation of TSI from the facilities of Affinity. TSI shall be


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entitled to continue to operate out of the Affinity facilities until such time as the "Amedeus" move. Wiggins and TSI shall make their best efforts to expedite the "Amadeus" move. The parties reasonably anticipate that such move will occur on or before October 5, 1999. The entitlement to use the Affinity spaces, free of rent, during the transition period is contingent upon the non-interference in the business of Affinity and the strict adherence to the terms of this Agreement by TSI and Wiggins.

      6. MUTUAL RELEASES. Affinity hereby forever waives, discharges, terminates, extinguishes, and otherwise releases all Claims (as hereinafter defined) that it now has, has had or may hereafter have against TSI, Wiggins and their and its respective officers, directors, shareholders, employees, attorneys, agents, contractors, successors or assigns, past or present, or any of them

            TSI and Wiggins hereby forever waive, discharge, terminate, extinguish, and otherwise release all Claims (as hereinafter defined) that they or any of them now have, have had or may hereafter have against Affinity and all of its subsidiaries and affiliates and their and its respective officers, directors, shareholders, employees, attorneys, agents, contractors, successor or assigns, past or present, or any of them.

            The term "Claims" as used above includes any promises, representations, causes of action, rights and other claims and defenses of any kind (in the broadest sense of those words), whether presently known or unknown, whether matured or not yet ripe, and whether discovered or undiscovered prior to the execution hereof, in law or in equity, arising in whole or in part out of or otherwise relating to anything that has or has not occurred, in whole or in part, prior to the effective date of this Mutual Release, including, but not limited to:

            (A) all Claims made or which could have been made to date by or against the parties to this Agreement.

            (B) all Claims made or which could have been made to date by or against the parties to this Agreement arising from any default or termination letter which predates the effective date of this Agreement;

            (C) all Claims arising out of or relating to any breach of the Management Agreement, if any;

            (D) all Claims arising out of or relating to any breach of the Management Agreement, if any;

            (E) all libel and slander or other tort Claims arising out of any statements made by or on behalf concerning any or all of the parties to this Agreement; and

            (F) all Claims arising from any and all alleged violations of any federal, state or local statutes, ordinances, rules administrative orders, or other forms of regulations, as well as any other claims based on constitutional, statutory, common law or regulatory grounds; and


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            (G)   all Claims, any portion or element of which began to accrue prior to the date of this Agreement, even though other portions or elements of which do not occur or accrue until after the date of this Agreement;

The term "Claims," however, shall not include and specifically excludes (1) any and all promises, agreements, representations, warranties contained in this Agreement, (2) any and all causes, causes of action, rights and other claims and defenses of any kind arising out of the future performance or non-performance of the terms and conditions of this Agreement.

      7. MISCELLANEOUS.

            (A) The parties have negotiated the terms and provisions of this Agreement, have consulted with such legal, tax, accounting, financial and other advisors retained by them of their personal choice as each considered necessary or advisable with respect to this Agreement and the transactions contemplated hereby, and this Agreement shall not be construed against any party as the drafter hereof.

            (B) This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Florida without reference to its laws relating to the conflict of laws. Each party irrevocably consents to personal jurisdiction over that party by the courts of the State of Florida and the court in the Pending Action for all purposes of this Agreement.

            (C)   Time if of the essence under this Agreement.

            (D) Each of the Parties shall execute and deliver such other documents, certificates, agreements and other writings and shall take such other actions to as may be reasonably necessary to implement expeditiously or to consummate of this Agreement.

            (E) The Parties represent and warrant that each is duly incorporated and in good standing in its state of incorporation; that the signatories to this Agreement are duly authorized to execute it; and that no undertakings, promises, covenants or agreements of each party to this Agreement constitute breach of its Articles of Incorporation, Bylaws or covenants and agreements with any other party.

            (F) This Agreement contains the complete agreement of the Parties concerning the settlement of their disputes and supersedes all prior agreements, promises, representations and warranties that may have been made between the parties concerning that subject, whether in connection with the negotiation of this Agreement or otherwise.

            (G) Wiggins affirmatively represents and warrants that he and TSI will post the requisite bond with ARC and will hold Affinity harmless from any


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                  claims which ARC may assert relating to business conducted by
                  TSI after August 29, 1999.

                  THE PARTIES HEREBY KNOWINGLY,
                  VOLUNTARILY AND INTENTIONALLY
                  WAIVE FOR THEMSELVES AND THEIR
                  RESPECTIVE SUCCESSORS AND
                  ASSIGNS, ANY AND ALL RIGHTS THAT
                  THEY OR ANY OF THEM MIGHT
                  OTHERWISE HAVE HAD TO HAVE ANY
                  OF THE ISSUES (CLAIMS OR
                  DEFENSES) IN ANY ACTION ARISING
                  FROM OR RELATING TO THIS
                  AGREEMENT TRIED TO A JURY. THIS
                  PROVISION IS A MATERIAL
                  INDUCEMENT TO THE ENTRY OF THIS
                  AGREEMENT.

            (THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)


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                                   PRESTIGE TRAVEL SERVICES II, INC.

                                   By: /s/ D.G. Brandano
                                       ---------------------------------
                                   Its: Director
                                        --------------------------------


                                   AFFINITY INTERNATIONAL TRAVEL
                                   SYSTEMS, INC.

                                   By: /s/ Gerard LaMontagne
                                       ---------------------------------
                                   Its: Chief Financial Officer
                                        --------------------------------


                                   TRAVEL SERVICES INTERNATIONAL, INC.

                                   By: /s/ Kenneth B. Wiggins
                                       ---------------------------------
                                   Its: President
                                        --------------------------------


                                   KENNETH B. WIGGINS

                                   /s/ Kenneth B. Wiggins
                                   -------------------------------------


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